Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‐8 of our reports dated February 25, 2022 relating to the financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc. ‘s internal control over financial reporting, appearing in the Annual Report on Form 10‐K of eXp World Holdings, Inc. for the year ended December 31, 2021.

San Francisco, California

December 29, 2022